PURCHASE AND SALE AGREEMENT

CONSERVATION EASEMENTS TO BE ACQUIRED BY COASTAL MOUNTAINS LAND TRUST
WITH RESPECT TO PROPERTIES LOCATED IN
ROCKPORT, CAMDEN AND HOPE, MAINE

1.    PARTIES. This 11th day of March, 2016, THE MAINE WATER COMPANY, a Maine business corporation (“Seller”), agrees to sell, and COASTAL MOUNTAINS LAND TRUST, a Maine nonprofit corporation (“Buyer”), agrees to buy, upon the terms and conditions hereinafter set forth, two conservation easements described in Paragraph 2 of this Agreement.

2.    DESCRIPTION. The interests in real property to which this Agreement applies consist of two conservation easements, consistent with the requirements set forth in Section 7(b) below, on certain lots or parcels of land surrounding Mirror Lake, Grassy Pond and Thorndike Brook and including portions of the slopes of Ragged Mountain and Spruce Mountain located on the north and south sides of Route 17 in the Towns of Rockport, Camden and Hope, Knox County, Maine, more particularly described in Schedule A attached hereto and made a part hereof and hereinafter referred to as the “Premises.” The conservation easement encumbering those parcels located on the north side of Route 17 is hereinafter referred to as the “Ragged Mountain-Mirror Lake Conservation Easement” and the conservation easement encumbering those properties located on the south side of Route 17 is hereinafter referred to as the Grassy Pond Conservation Easement.” The Ragged Mountain-Mirror Lake Conservation Easement and the Grassy Pond Conservation Easement are hereinafter collectively referred to as the “Conservation Easements.”

Within twenty (20) days of the date of this Agreement, Seller shall deliver to Buyer copies of any title insurance policies, title reports or certifications, forest management plans, and boundary surveys pertaining to the Premises that Seller has in its possession.

3.    COVENANTS; TITLE. The Conservation Easements shall include a “quitclaim covenant” as prescribed under the Maine Short Form Deeds Act, 33 M.R.S.A. §761 et seq., and the legal descriptions of the Premises shall be sufficient, in the reasonable opinion of Buyer, to adequately describe the Premises. At the time of delivery of the Conservation Easements by Seller to Buyer, Seller shall have good and clear record and marketable title to the Premises, subject to building and zoning restrictions of record, restrictive covenants and conditions of record, easements of record, and all applicable land use and building laws and regulations with respect to the Premises, provided that any financial liens and encumbrances on the Premises shall not be discharged but will be subordinated to the Conservation Easements by Limited Joinder thereto substantially in the form attached as Schedule B hereto and made a part hereof. Buyer acknowledges that the Premises are subject to the Indenture referenced in said Limited Joinder form attached hereto as Schedule B. Buyer shall convey any title objections with respect to the Premises to Seller on or before the one hundred twentieth (120th) day following the date of this Agreement.
4.    PURCHASE PRICE.

(a)    Subject to any adjustments set forth in this Agreement, the purchase price for the Conservation Easements shall be as follows:

(i)    Ragged Mountain-Mirror Lake Conservation Easement: One Million Eight Hundred Seventy-Five Thousand Dollars ($1,875,000.00).

(ii)    Grassy Pond Conservation Easement: Six Hundred Thousand Dollars ($600,000.00).

(b)    The Purchase Price for each Conservation Easement shall be payable as follows:

(i)
Ten Thousand Dollars ($10,000) for the Ragged Mountain-Mirror Lake Conservation Easement (the “Ragged Mountain-Mirror Lake CE Deposit”) to Seller, which is to be paid to Seller upon the execution of this Agreement;

(ii)	Ten Thousand Dollars ($10,000) for the Grassy Pond Conservation Easement (the “Grassy Pond CE Deposit”) to Seller, which is to be paid to Seller upon the execution of this Agreement; and

(ii)    The remaining balance for each Conservation Easement, which is to be paid to Seller at the time of delivery of the Conservation Easements at the respective Closings (as hereinafter defined) by certified, cashier’s, treasurer’s or bank check, or by wire transfer, subject to the credits and prorations hereinafter set forth.

5.    INTENTIONALLY DELETED.

6.    CLOSINGS. There shall be two separate closings, as follows:

(a)    For the Ragged Mountain-Mirror Lake Conservation Easement, said Conservation Easement is to be delivered by Seller and the consideration paid by Buyer on or before the earlier of (i) fifteen (15) days after Buyer has raised the funds necessary to close the transaction, or (ii) December 31, 2017, unless otherwise mutually agreed by the parties hereto (the “Ragged Mountain-Mirror Lake Conservation Easement Closing”); and

(b)    For the Grassy Pond Conservation Easement, said Conservation Easement is to be delivered by Seller and the consideration paid by Buyer on or before the earlier of (i) fifteen (15) days after Buyer has raised the funds necessary to close the transaction, or (ii) December 31, 2019, unless otherwise mutually agreed by the parties hereto (the “Grassy Pond Conservation Easement Closing”).

(c)    The Closings shall take place at the offices of Seller, 855 Rockland Street, Rockport, Maine, unless otherwise agreed to by Seller and Buyer.

(d)    Failure of Buyer to complete the Ragged Mountain-Mirror Lake Conservation Easement Closing shall be deemed a default by Buyer hereunder entitling Seller to pursue all remedies hereunder. Furthermore, Seller’s obligation to complete the Grassy Pond Conservation Easement Closing is contingent upon the completion of the Ragged Mountain-Mirror Lake Conservation Easement Closing.

7.    CONTINGENCIES. In addition to such other conditions to closing as may be set forth herein, the obligations of Buyer under this Agreement are subject to the following contingencies:

(a)Environmental Conditions. This Agreement is subject to environmental and other inspections with results being reasonably satisfactory to Buyer. Seller covenants that between the date of this Agreement and the respective Closings that Seller shall allow Buyer or Buyer’s agents access to the Premises at reasonable times, upon at least forty-eight (48) hours prior written notice to Seller. Buyer or Buyer’s agents shall have the right to perform water, soil, septic system and engineering tests (including, without limitation, tests for hazardous wastes, toxic substances and for the existence of any underground tanks) on the Premises and to conduct boundary, resource and topographical surveys, provided such examinations, surveys and other site work are conducted in a manner not materially disruptive to the condition of the Premises or the operations of Seller thereon. Buyer may assign its rights under this paragraph to any third party retained by Buyer to undertake such examinations. Provided, however, that (a) Buyer and such persons enter onto the Premises at their own risk of loss and harm; and (b) the Buyer shall restore the Premises to the condition existing prior to any such examinations in the event of any material disturbance as a result of such work. Buyer shall indemnify and hold Seller harmless from and against any and all liabilities, losses, liens, expenses, suits and fees arising out of or incurred in connection with the activities of Buyer and its agents or assignees on the Premises. Except for any environmental contamination or dumping that may occur after such date, Buyer shall convey any environmental or other objections with respect to the Premises to Seller on or before the one hundred eightieth (180th) day following the date of this Agreement.

(b)    Surveys/Plans. Seller shall have provided Buyer with (i) satisfactory boundary surveys or other comparable plans of the Premises, to the extent currently available, disclosing a state of facts regarding the boundaries of the Premises disclosed thereon and said boundaries location reasonably acceptable to Buyer, and, to the extent necessary, (ii) such additional boundary surveys or other comparable plans which, together with the boundary surveys and other comparable plans referred to in (i) above, will permit Buyer to reasonably locate the boundary lines of the Premises. Such surveys or plans referred to in (i) above shall be received by Buyer on or before May 1, 2016, and such surveys or plans referred to in (ii) above shall be received by Buyer on or before September 1, 2017. Buyer shall convey any objections to Seller with respect to the matters disclosed by said surveys or plans on or before sixty (60) days following the receipt of each set of said surveys and/or plans.

(c)    Terms of Conservation Easements. The Conservations Easements will contain terms and provisions substantially the same as those set forth in a Second Amended and Restated Conservation Easement from Seller to Buyer dated December 20, 2012, and recorded in the Knox County Registry of Deeds in Book 4608, Page 109, regarding properties in the Towns of Camden and Rockport formerly owned by John L. Hart and Rhonda L. Hart and now owned by Seller, subject to appropriate revisions and modifications of such terms and provisions necessary to address circumstances and conditions unique to the Premises. The Conservation Easements will specifically provide that Seller will retain full rights to use the Premises for any and all necessary current or future water utility activities, including forest management and development and operation of Seller’s water utility plant and facilities. The Conservation Easements will further specifically provide for certain community and public access rights while providing for water quality protection within the Premises and the surrounding watershed in which the Premises are located. Buyer and Seller shall agree on final terms of the Conservation Easements on or before March 30, 2016.

(d)    Condition of Premises. At the Closings, the Premises shall be in the same condition as they now are, reasonable use and wear thereof excepted. Upon the execution of this Agreement, Seller shall not establish any structures, remove or permit the removal of any vegetation, soil or minerals from the Premises or disturb or suffer the disturbance of the existing contours and/or other natural features of the Premises in any way whatsoever, except as may be necessary in the ordinary and customary activities of Seller with respect to the development and operation of its utility plant and facilities.

(e)    Remedies. If any of the conditions of Paragraphs 7(a)-(d) are not met, or Seller cannot satisfy any representation in Paragraph 14, Buyer, at Buyer’s sole option, may (i) waive any and all of these conditions or objections and proceed to the closings, (ii) extend the closing dates another sixty (60) days or for such reasonable periods of time as may be necessary for Seller to satisfy the conditions or objections, (iii) negotiate in good faith with Seller to establish an equitable adjustment of the purchase price based on the deficiency or defect or (iv) terminate this Agreement, whether or not extended, in which event the obligations of the parties to one another shall cease.

8.    ACCEPTANCE OF DEED; CLOSING DOCUMENTS. The acceptance of the Conservation Easements by Buyer shall be deemed to be a full performance and discharge of every agreement and obligation herein contained or expressed with respect to the Conservation Easements, except such as are, by the terms hereof, to be performed after the delivery of the Conservation Easements or to survive the Closings. At the Closings, and in addition to any other documents referred to in this Agreement to be delivered to Buyer at the Closings, Seller shall execute, acknowledge as necessary and deliver the following documents and such other documents as Buyer’s attorneys may reasonably require to complete the transaction contemplated herein:

(a)    Transfer Documents. The Conservation Easements;

(b)    Title Affidavits. Such customary certificates, affidavits or indemnity agreements as the title insurance company issuing a policy of title insurance on the Conservation Easements to Buyer shall reasonably require in order to issue such policy and to omit therefrom all standard exceptions for unfiled mechanic’s, materialmen’s or similar liens and for parties in possession;

(c)    Nonforeign Person Affidavit. If applicable, such affidavits and certificates, in form reasonably satisfactory to Buyer, as Buyer shall deem necessary to relieve Buyer of any obligation to deduct and withhold any portion of the purchase price pursuant to § 1445 of the Internal Revenue Code;

(d)    Maine Resident Affidavit. If applicable, such affidavits and certificates, in form reasonably satisfactory to Buyer, as Buyer shall deem necessary to relieve Buyer of any obligation to deduct and withhold any portion of the purchase price pursuant to 36 M.R.S.A. § 5250-A;

(e)    Baseline Documentation. Baseline Documentation prepared by Buyer at Buyer’s expense for each respective Conservation Easement; and

(f)    Existence and Authority Documentation. If applicable, satisfactory documentation evidencing the existence of Seller, the authority of Seller to complete the transfers provided for in this Agreement, and the authority of the individual executing the Conservation Easements and other transfer documents to act on behalf of Seller.

9.    STEWARDSHIP DONATION AND BARGAIN SALE CONTRIBUTION.

(a)    Contemporaneously with the Ragged Mountain-Mirror Lake Conservation Easement Closing, Seller shall donate, as a charitable gift, Two Hundred Thousand Dollars ($200,000.00) to Buyer to be used for costs associated with the construction, maintenance, repair and stewardship of the “Round The Mountain” trail, so-called.

(b)    Seller intends to claim a charitable contribution deduction for any excess of the then-current fair market value of the Grassy Pond South Conservation Easement over the purchase price. Seller shall be solely responsible for compliance with the gift value substantiation requirements of the Internal Revenue Code of 1986, as amended, including for obtaining an appraisal that is a “qualified appraisal” within the meaning of Treas. Reg. § 1.170A-13. Buyer shall require that Seller share its completed appraisal with Buyer before Buyer can sign any Form 8283, and Buyer shall review reported valuations for gifts it accepts, and may refuse to sign the Form 8283 if the subject property has not been accurately described or if the purported fair market value is clearly fraudulent. Each party acknowledges and agrees that it has not received and is not relying upon tax or other advice from any other party hereto, and that it has and will consult its own independent tax, financial, and legal advisors.

10.     USE OF PURCHASE MONEY TO CLEAR TITLE OR ACQUIRE PREMISES. To enable Seller to make conveyance as herein provided, Seller may, at the time of delivery of the Conservation Easements, use the purchase money or any portion thereof to clear the title of any or all encumbrances or interests, or to acquire the Premises, provided that all instruments so procured are recorded simultaneously with the delivery of the Conservation Easements.

11.    RISK OF LOSS. Until delivery of the Conservation Easements from Seller to Buyer, risk or loss or damage to the Premises by fire or otherwise shall be on Seller.

12.    BROKERAGE. Seller and Buyer each represent and warrant to the other that no brokers, agents or consultants have been employed with respect to this transaction by either of them, and Seller and Buyer agree to indemnify and hold the other harmless from any claim by any broker or agent claiming compensation in respect of this transaction, alleging an agreement with Seller or Buyer, as the case may be. This agreement to indemnify and hold harmless shall survive the Closings.

13.    DEFAULT/DAMAGES. Should Seller fail to fulfill Seller’s obligations hereunder, Buyer may elect to receive a refund of the Ragged Mountain-Mirror Lake CE Deposit and/or the Grassy Pond CE Deposit, as the case may be, or to pursue an action for specific performance and reasonable attorney’s fees. Should Buyer fail to fulfill Buyer’s obligations hereunder, Seller shall retain the Ragged Mountain-Mirror Lake CE Deposit and/or the Grassy Pond CE Deposit, as the case may be, as liquidated damages and the parties shall have no further obligations under this Agreement except for those obligations that expressly survive the termination of the Agreement.

14.    SELLER’S REPRESENTATIONS. Seller represents that as of date of this Agreement and as of each date through and including the Closings that:

(a)    Except for the Indenture referred to in the Limited Joinder form attached as Schedule B hereto and made a part hereof, there are no litigation, liens, judgments, violations, or proceedings pending or to Seller’s knowledge threatened against or relating to the Premises nor does Seller know or have reasonable grounds to know of any basis for any such action, or of any governmental investigation relating to the Premises;

(b)    Seller is without any knowledge of any threatened action or proceeding (including, but not limited to, any condemnation or eminent domain action or proceeding) before any court, governmental agency or arbitrator relating to or arising out of the ownership of the Premises or any portion thereof, or which may adversely affect Seller’s ability to perform this Agreement, or which may affect the Premises or any portion thereof;

(c)    No work has been performed or is in progress at, and no materials have been furnished to, the Premises or any portion thereof which may give rise to mechanic’s, materialmen’s or other liens against the Premises or any portion thereof;

(d)    To the best of Seller’s knowledge and belief, no hazardous or toxic wastes, substances, matters or materials, including but not limited to any material defined as hazardous or toxic from time to time by applicable state, local and federal law, are stored or otherwise located on the Premises or any adjacent property owned by Seller;

(e)    Seller is or will be at the time of the Closings the owner of the Premises, and the person who has signed this Agreement has the authority to bind Seller and Seller will not further encumber the Premises or execute, amend or modify any lien, easement or other encumbrance affecting the Premises;

(f)    To the best of Seller’s knowledge and belief, the Premises currently comply with all state and local land use laws, including without limitation zoning and building laws, with respect to Seller’s use thereof, and there has been no illegal division of land which requires or which will require municipal subdivision approval, and Seller shall take no action prior to the Closings to render the above statements untrue;

(g)    To the best of Seller’s knowledge and belief, there are no taxes or betterment assessments other than ordinary real estate and forest excise taxes pending or payable against the Premises, and there are no contingencies existing under which any assessment for real estate taxes may be retroactively filed against the Premises;

(h)    To the extent any portions of the Premises are classified under Tree Growth, there are not now nor will there be at the Closings any activities or conditions that would result in disqualification or the imposition of a penalty under such program, provided, however, that in the event any such penalties are, in fact, payable as a result of the transfers of the Premises to Buyer, such penalties shall be paid by Seller at the Closings.

In the event that changes occur as to any of Seller’s representations set forth in this Agreement, of which Seller has knowledge, Seller will immediately disclose same to Buyer when first available to Seller, and in the event of any material adverse change, Buyer may, at its election, terminate this Agreement and the parties shall be relieved of all further obligations under this Agreement except for such obligations as by their terms are to survive termination of the Agreement.

Buyer’s performance under this Agreement is conditioned upon the truth and accuracy of Seller’s representations expressed herein as of the date of Seller’s execution of this Agreement and as of the Closings.

15.    BUYER REPRESENTATION. Buyer warrants and represents that the individual executing this Agreement has full authority to act on behalf of Buyer.

16.    MISCELLANEOUS.

(a)    This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

(b)    Any notice relating in any way to this Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, addressed as follows:

To Buyer:	Coastal Mountains Land Trust
101 Mt. Battie Street
Camden, ME 04843
Attn: Executive Director

With a copy to:

Robert H. Levin, Esq.
94 Beckett St., 2nd Floor
Portland, Maine 04101
To Seller:        Maine Water Company
93 Industrial Park Road
Saco Maine 04072
Attn: Judith E. Wallingford, President

With a copy to:

Richard A. Shinay, Esq.
Drummond Woodsum & MacMahon
84 Marginal Way
Suite 600
Portland, Maine 04101-2480

and such notice shall be deemed delivered when so posted. Either party may, by such manner of notice, substitute persons or addresses for notice other than those listed above.

(c)    All paragraph headings in this Agreement are for convenience of reference only and are of no independent legal significance.

(d)    This Agreement may not be modified, waived or amended except in a writing signed by the parties hereto. No waiver of any breach or term hereof shall be effective unless made in writing signed by the party having the right to enforce such a breach, and no such waiver shall be construed as a waiver of any subsequent breach. No course of dealing or delay or omission on the part of any party in exercising any right or remedy shall operate as a waiver thereof or otherwise be prejudicial thereto.

(e)    Any and all prior and contemporaneous discussions, undertakings, agreements and understandings of the parties are merged in this Agreement, which alone fully and completely express their entire agreement.

(f)    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission or by email attachment, with the intention that such facsimile or email attachment signature and delivery shall have the same effect as an original signature and actual delivery.

(g)    Seller makes no representation or warranty whatsoever regarding the tax consequences of the transaction contemplated by this Agreement. Each party acknowledges and agrees that it has not received and is not relying upon tax or other advice from any other party hereto, and that it has and will consult its own independent tax, financial, and legal advisors.

(h)    It is expressly understood and agreed that time is of the essence in respect of this Agreement.

(i)    If any term or provision of this Agreement or the application thereof to any person or circumstances shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which this Agreement is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

(j)    This Agreement shall be governed by and construed and enforced in accordance with the laws in effect in the State of Maine.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed or caused this instrument to be executed as of the date and year first above written by their duly authorized representatives.

WITNESS:                        BUYER:

Coastal Mountains Land Trust

/s/ Ian Stewart                    /s/ James A. Krosschell
By: James A. Krosschell
Its: President

SELLER:

The Maine Water Company

/s/ Robert Theriault	/s/ Judith E. Wallingford
By: Judith Wallingford
Its: President

SCHEDULE A

Conservation Easement Purchase and Sale Agreement – Maine Water Company to Coastal Mountains Land Trust

PARCEL                TOWN         TAX MAP    LOT NUMBER

MIRROR LAKE            Rockport        37        130

THORNDIKE BROOK        Rockport        37        150

Rockport        37        160

Rockport        33        50

Hope            12        42

Hope            12        26

Camden        217        18

Camden        217        19

GRASSY POND            Hope            12        42

Hope            8        72

Rockport        37        20

EAST SLOPE SPRUCE MTN    Rockport        38        10

Note: This is an updated list of properties from that attached to a certain Letter of Intent between Seller and Buyer dated September 25, 2014, and is revised to reflect the current tax maps and lot numbers for the properties.

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SCHEDULE B

Conservation Easement Purchase and Sale Agreement – Maine Water Company to Coastal Mountains Land Trust

LIMITED JOINDER
TO
CONSERVATION EASEMENT

The undersigned, U.S. Bank National Association, not individually but solely in its capacity as successor Trustee (the “Trustee”) under an Indenture from Consumers Maine Water Company (formerly known as Camden and Rockland Water Company), now known as The Maine Water Company, a corporation organized and existing under the laws of the State of Maine and formerly known as Aqua Maine, Inc., dated as of April 1, 1961 (the “Original Indenture”) which was recorded in the Knox County, Maine, Registry of Deeds in Book 389, Page 110, as supplemented by:

A.	Supplemental Indenture A dated as of April 1, 1963, which was recorded in the Knox County Registry of Deeds in Book 411, Page 358;

B.	Supplemental Indenture B dated as of February 1, 1969, which was recorded in the Knox County Registry of Deeds in Book 487, Page 451;

C.	Supplemental Indenture C dated as of June 1, 1973, which was recorded in the Knox County Registry of Deeds in Book 557, Page 329;

D.	Supplemental Indenture D dated as of January 1, 1974, which was recorded in the Knox County Registry of Deeds in Book 563, Page 118;

E.	Supplemental Indenture E dated as of June 1, 1983, which was recorded in the Knox County Registry of Deeds in Book 912, Page 274;

F.	Supplemental Indenture F dated as of August 1, 1991, which was recorded in the Knox County Registry of Deeds in Book 1515, Page 1;

G.
Supplemental Indenture G dated as of December 15, 1994, which Supplemental Indenture included copies of the Original Indenture and Supplemental Indentures A, B, C, D, E and F, and was recorded in the Knox County Registry of Deeds in Book 1883, Page 1, the Cumberland County Registry of Deeds in Book 11758, Page 84, the Kennebec County Registry of Deeds in Book 4825, Page 214, the Oxford County Registry of Deeds, Western District in Book 350, Page 667, the Penobscot County Registry of Deeds in Book 5778, Page 294, the Piscataquis County Registry of Deeds in Book 968, Page 1, the Somerset County Registry of Deeds in Book 2066, Page 1, and the York County Registry of Deeds in Book 7289, Page 1;

H.
Supplemental Indenture H dated as of June 1, 1999, which Supplemental Indenture was recorded in the Knox County Registry of Deeds in Book 2369, Page 208, the Cumberland County Registry of Deeds in Book 14813, Page 15, the Kennebec County Registry of Deeds in Book 5964, Page 176, the Oxford County Registry of Deeds, the Western District in Book 396, Page 303, the Penobscot County Registry of Deeds in

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Book 7071, Page 10, the Piscataquis County Registry of Deeds in Book 1202, Page 245, the Somerset County Registry of Deeds in Book 2562, Page 141, the York County Registry of Deeds in Book 9509, Page 72, and the Hancock County Registry of Deeds in Book 2839, Page 1, re-recorded in Book 2840, Page 1;

I.
Supplemental Indenture I dated as of June 1, 1999, which Supplemental Indenture was recorded in the Knox County Registry of Deeds in Book 2369, Page 258, the Cumberland County Registry of Deeds in Book 14813, Page 65, the Kennebec County Registry of Deeds in Book 5964, Page 122, the Oxford County Registry of Deeds, Western District in Book 396, Page 353, the Penobscot County Registry of Deeds in Book 7071, Page 60, the Piscataquis County Registry of Deeds in book 1202, Page 295, the Somerset County Registry of Deeds in Book 2562, Page 191, the York County Registry of Deeds in Book 9509, Page 122, and the Hancock County Registry of Deeds in Book 2839, Page 51;

J.
Supplemental Indenture J dated as of August 1, 1999, which Supplemental Indenture was recorded in the Knox County Registry of Deeds in Book 2391, Page 216, the Cumberland County Registry of Deeds in Book 14963, Page 322, the Kennebec County Registry of Deeds in Book 6020, Page 196, the Oxford County Registry of Deeds, Western District in Book 398, Page 648, the Penobscot County Registry of Deeds in Book 7135, Page 300, the Piscataquis County Registry of Deeds in Book 1213, Page 115, the Somerset County Registry of Deeds in Book 2588, Page 104, the York County Registry of Deeds in Book 9624, Page 99, and the Hancock County Registry of Deeds in Book 2857, Page 320;

K.
Supplemental Indenture K dated as of April 15, 2001, which Supplemental Indenture was recorded in the Knox County Registry of Deeds in Book 2575, Page 120, the Cumberland County Registry of Deeds in Book 16121, Page 1, the Kennebec County Registry of Deeds in Book 6428, Page 251, the Oxford County Registry of Deeds, Western District in Book 415, Page 605, the Penobscot County Registry of Deeds in Book 7635, Page 104, the Piscataquis County Registry of Deeds in Book 1304, Page 239, the Somerset County Registry of Deeds in Book 2775, Page 343, the York County Registry of Deeds in Book 10511, Page 51, and the Hancock County Registry of Deeds in Book 3042, Page 8;

L.
Supplemental Indenture L dated as of April 1, 2002, which Supplemental Indenture was recorded in the Knox County Registry of Deeds in Book 2754, Page 233, the Cumberland County Registry of Deeds in Book 17484, Page 25, the Kennebec County Registry of Deeds in Book 6864, Page 213, the Oxford County Registry of Deeds, Western District in Book 432, Page 350, the Penobscot County Registry of Deeds in Book 8137, Page 98, the Piscataquis County Registry of Deeds in Book 1380, Page 4, the Somerset County Registry of Deeds in Book 2932, Page 61, the York County Registry of Deeds in Book 11507, Page 69, and the Hancock County Registry of Deeds in Book 3288, Page 64;

M.
Supplemental Indenture M dated as of August 1, 2003, which Supplemental Indenture was recorded in the Knox County Registry of Deeds in Book 3056, Page 115, the Cumberland County Registry of Deeds in Book 20053, Page 278, the Kennebec County Registry of Deeds in Book 7591, Page 205, the Oxford County Registry of Deeds, Western District in Book 460, Page 22, the Penobscot County Registry of Deeds in Book

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8932, Page 214, the Piscataquis County Registry of Deeds in Book 1493, Page 165, the Somerset County Registry of Deeds in Book 3182, Page 61, the York County Registry of Deeds in Book 13367, Page 183, and the Hancock County Registry of Deeds in Book 3708, Page 281;

N.
Supplemental Indenture N dated as of November 1, 2004, which Supplemental Indenture was recorded in the Knox County Registry of Deeds in Book 3338, Page 76, the Cumberland County Registry of Deeds in Book 22052, Page 93, the Kennebec County Registry of Deeds in Book 8214, Page 207, the Oxford County Registry of Deeds, Western District in Book 486, Page 392, the Penobscot County Registry of Deeds in Book 9640, Page 334, the Piscataquis County Registry of Deeds in Book 1612, Page 51, the Somerset County Registry of Deeds in Book 3411, Page 201, the York County Registry of Deeds in Book 14295, Page 968, and the Hancock County Registry of Deeds in Book 4071, Page 219;

O.
Supplemental Indenture O dated as of March 1, 2006, which Supplemental Indenture was recorded in the Knox County Registry of Deeds in Book 3587, Page 132, the Cumberland County Registry of Deeds in Book 23756, Page 1, the Kennebec County Registry of Deeds in Book 8830, Page 85, the Oxford County Registry of Deeds, Western District in Book 510, Page 840, the Penobscot County Registry of Deeds in Book 10346, Page 71, the Piscataquis County Registry of Deeds in Book 1730, Page 132, the Somerset County Registry of Deeds in Book 3644, Page 140, the York County Registry of Deeds in Book 14778, Page 796, and the Hancock County Registry of Deeds in Book 4440, Page 322;

P.
Supplemental Indenture P dated as of September 15, 2008, which Supplemental Indenture was recorded in the Knox County Registry of Deeds in Book 4012, Page 123, the Cumberland County Registry of Deeds in Book 26374, Page 107, the Kennebec County Registry of Deeds in Book 9871, Page 209, the Oxford County Registry of Deeds, Western District in Book 522, Page 693, the Penobscot County Registry of Deeds in Book 11549, Page 199, the Piscataquis County Registry of Deeds in Book 1947, Page 272, the Somerset County Registry of Deeds in Book 4059, Page 72, the York County Registry of Deeds in Book 15499, Page 578, and the Hancock County Registry of Deeds in Book 5072, Page 129;

Q.
Supplemental Indenture Q dated as of May 15, 2009, which Supplemental Indenture was recorded in the Knox County Registry of Deeds in Book 4107, Page 88, the Cumberland County Registry of Deeds in Book 26941, Page 267, the Kennebec County Registry of Deeds in Book 10095, Page 136, the Oxford County Registry of Deeds, Western District in Book 561, Page 246, the Penobscot County Registry of Deeds in Book 11784, Page 285, the Piscataquis County Registry of Deeds in Book 1988, Page 222, the Somerset County Registry of Deeds in Book 4141, Page 293, the York County Registry of Deeds in Book 15644, Page 235, and the Hancock County Registry of Deeds in Book 5216, Page 172;

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R.
Supplemental Indenture R dated as of June 15, 2009, which Supplemental Indenture was recorded in the Knox County Registry of Deeds in Book 4114, Page 160, the Cumberland County Registry of Deeds in Book 26990, Page 172, the Kennebec County Registry of Deeds in Book 10111, Page 72, the Oxford County Registry of Deeds, Western District in Book 561, Page 930, the Penobscot County Registry of Deeds in Book 11803, Page 207, the Piscataquis County Registry of Deeds in Book 1992, Page 126, the Somerset County Registry of Deeds in Book 4148, Page 83, the York County Registry of Deeds in Book 15645, Page 503, and the Hancock County Registry of Deeds in Book 5229, Page 167;

S.
Supplemental Indenture S dated as of June 15, 2009, which Supplemental Indenture was recorded in the Knox County Registry of Deeds in Book 4114, Page 181, the Cumberland County Registry of Deeds in Book 33660, Page 193, the Kennebec County Registry of Deeds in Book 10111, Page 93, the Oxford County Registry of Deeds, Western District in Book 561, Page 252, the Penobscot County Registry of Deeds in Book 11803, Page 228, the Piscataquis County Registry of Deeds in Book 1992, Page 147, the Somerset County Registry of Deeds in Book 4148, Page 104, the York County Registry of Deeds in Book 15645, Page 525, and the Hancock County Registry of Deeds in Book 5229, Page 188;

T.
Supplemental Indenture T dated as of December 21, 2012, which Supplemental Indenture was recorded in the Knox County Registry of Deeds in Book 4609, Page 43, the Cumberland County Registry of Deeds in Book 30241, Page 57, the Kennebec County Registry of Deeds in Book 11259, Page 304, the Oxford County Registry of Deeds, Western District in Book 606, Page 360, the Penobscot County Registry of Deeds in Book 13046, Page 1, the Piscataquis County Registry of Deeds in Book 2208, Page 27, the Somerset County Registry of Deeds in Book 4611, Page 20, the York County Registry of Deeds in Book 16491, Page 265-285, and the Hancock County Registry of Deeds in Book 5954, Page 126; and

U.
Supplemental Indenture U dated as of June 3, 2013, which Supplemental Indenture was recorded in the Knox County Registry of Deeds in Book 4676, Page 136, the Cumberland County Registry of Deeds in Book 30693, Page 234, the Kennebec County Registry of Deeds in Book 11402, Page 185, the Oxford County Registry of Deeds, Western District in Book 611, Page 841, the Penobscot County Registry of Deeds in Book 13201, Page 283, the Piscataquis County Registry of Deeds in Book 2239, Page 59, the Somerset County Registry of Deeds in Book 4667, Page 287, the York County Registry of Deeds in Book 16612, Page 962, and the Hancock County Registry of Deeds in Book 6046, Page 1 (the foregoing Supplemental Indentures, together with the Original Indenture, collectively the “Indenture”);

for itself and its successors and assigns, hereby joins in this Conservation Easement for the sole and limited purpose of consenting thereto and agreeing that the Indenture shall be subject and subordinate to the terms and provisions thereof and that in its exercise of its rights under the Indenture, it will recognize and agree to be bound by the terms and conditions thereof.

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IN WITNESS WHEREOF, the parties hereto have duly caused this Limited Joinder to Conservation Easement to be executed as of the day and year first above written.

WITNESS:                            U.S. Bank National Association,
as Trustee as aforesaid

______________________________            By:___________________________
Its

______________________________
Print Name

STATE OF _______________
COUNTY OF _______________, ss.                ____________________, 2016.

Then personally appeared the above-named ____________________, ____________________ of U.S. Bank National Association, and acknowledged the foregoing instrument to be his/her free act and deed in his/her said capacity and the free act and deed of said U.S. Bank National Association, as Trustee as aforesaid.

Before me,

______________________________
Notary Public

______________________________
Print name

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